UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 19, 2010 (November 15, 2010)
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 15, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Nuance Communications, Inc. (the “Company”) approved adjustments to the Company’s existing compensation arrangements with Paul A. Ricci, the Company’s Chairman and CEO, Thomas L. Beaudoin, the Company’s Senior Vice President and Chief Financial Officer and Steven G. Chambers, the Company’s Executive Vice President Worldwide Sales and Chief Marketing Officer. The Committee has an annual practice of reviewing the prior year’s performance of each of its executive officers at the first board meeting of its fiscal year. After a complete review, the Committee approved the following actions:
     Paul A. Ricci — increase in base salary from $575,000 to $750,000.
     Thomas L. Beaudoin — increase in base salary from $400,000 to $450,000; increase in bonus opportunity from 60% of base salary to 75% of base salary.
     Steven G. Chambers — increase in base salary from $400,000 to $450,000; change in annual bonus opportunity of 62.5% to 75% of base salary. Mr. Chambers had an additional incentive compensation of $100,000 that was tied to a sales incentive plan which is no longer in effect for Fiscal year 2011.
In addition to the above actions, the Committee also approved the issuance of two restricted stock awards totaling 750,000 shares to Paul A. Ricci, the Company’s Chairman and Chief Executive Officer. Of the 750,000 shares granted, 375,000 are performance based and will only vest upon achievement of fiscal 2012 goals and the remaining 375,000 shares will time-vest on September 30, 2012, subject to Mr. Ricci’s continued service relationship with the Company. The Committee also approved the issuance of a stock option grant to Mr. Ricci totaling 1,000,000 shares priced at the closing of the market on November 15, 2010. These shares will vest 100% on September 30, 2012.
The Committee also approved additional issuances of restricted stock awards to Mr. Beaudoin, Mr. Chambers and Ms. Dillione, the Company’s Executive Vice President & GM of Healthcare Division. Details are as follows:
     Thomas L. Beaudoin — two restricted stock awards totaling 100,000 shares. 50,000 time-vest over a 2-year vesting period with 50% vesting on first anniversary of grant and 50% vesting on second anniversary of grant. The remaining 50,000 shares are performance-based and will only vest 50% for achievement of FY2011 targets and 50% for achievement of FY2012 targets.
     Steven G. Chambers — two restricted stock awards totaling 250,000 shares. 125,000 will time-vest on the first anniversary of the grant. The remaining 125,000 shares are performance-based and will only vest for achievement of FY2011 targets.
     Janet Dillione — two restricted stock awards totaling 60,000 shares. 30,000 time-vest over a 2-year vesting period with 50% vesting on first anniversary of grant and 50% vesting on second anniversary of grant. The remaining 30,000 shares are performance-based and will only vest 50% for achievement of FY2011 targets and 50% for achievement of FY2012 targets.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: November 19, 2010	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
Chief Financial Officer